As filed with the Securities and Exchange Commission on December 13, 2013
Registration No. 333-192156

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO THE

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HALTON UNIVERSAL BRANDS INC.

(Exact name of Registrant as specified in its charter)

                                           Nevada

 (State or other jurisdiction of incorporation or organization)

                                      7380

 (Primary Standard Industrial Classification Code Number)

                                           46-1204713

 (I.R.S. Employer Identification Number)

7473 W. Lake Mead Blvd, Suite 100, Las Vegas, NV 89128; Phone:(702) 224-2286

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elena Shmarihina, C.E.O.

7473 W. Lake Mead Blvd, Suite 100, Las Vegas, NV 89128; Phone:(702) 224-2286

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer [  ]                                                                                                Accelerated Filer    [  ]

Non-Accelerated Filer  [  ] (Do not check if a smaller reporting company)                    Smaller Reporting Company    [X]

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered	per Unit	Price	Registration Fee (i)

Common Stock	40,000,000	$0.01	$400,000	$45.84

i - Estimated solely for purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion December___, 2013.

PROSPECTUS

 HALTON UNIVERSAL BRANDS INC.

SHARES OF COMMON STOCK

3,200,000 Minimum - 40,000,000 Maximum

Before this Offering, there has been no public market for our common stock.  In the event that we sell at least the minimum number of shares in this Offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over-the-Counter Bulletin Board operated by OTC Markets Group, Inc.  There is no assurance that our shares will ever be quoted on the Over-the-Counter Bulletin Board.

We are offering a minimum of 3,200,000 and a maximum of 40,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers.  The offering price is $0.01 per share. The offering will continue until all 40,000,000 shares of common stock are sold, the expiration of 270 days from the date of this prospectus, which period may be extended for up to an additional 180 days at our discretion, or until we elect to terminate the Offering, whichever event occurs first. If the 3,200,000 shares minimum has been reached and all 40,000,000 shares are not sold within this period, the offering for the balance of the shares will terminate and no further shares will be sold.

We will not sell any shares of our common stock unless we raise a minimum of $32,000 in subscription proceeds from persons not affiliated with us within 270 days from the effectiveness date of this prospectus, or an additional 180 days in case of extended period. Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes.

Our common stock will be sold on our behalf by Elena Shmarihina and Alexander Averchenko, our Directors. Our Directors will not receive any commissions or proceeds from the offering for selling shares on our behalf. If we raise only the minimum amount of proceeds from this offering we will have limited funds available to build and grow our business. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We, the Company and its current shareholders, do not have present plans to engage in a merger, acquisition or business combination, or to enter into a change of control or similar transaction.

Investing in our common stock involves risks.  See "Risk Factors" starting on page 7.

	Offering Price	Expenses		Proceeds to Us

Per Share - Minimum (3,200,000 shares)	$0.01	$0.0023		$0.0077
Per Share - Maximum (40,000,000 shares)	$0.01	$0.00018		$0.00982
Minimum	$32,000	$7,246	*	$24,754
Maximum	$400,000	$7,246	*	$392,754

*- Expenses consist of accounting and audit fees of $3,500, filing fees of $1,500, legal fees and expenses of $1,200, SEC registration fees of $46 and transfer agent fees of $1,000. All amounts, except registration fees, are estimated.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is December 13, 2013.

PROSPECTUS SUMMARY

 The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this Prospectus, including but not limited to, the risk factors beginning on page 8. In addition, certain statements are forward-looking statements, which involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements.”

References in this Prospectus to “Halton Universal Brands”, “Company”, “we”, “our”, or “us” refer to Halton Universal Brands Inc. unless otherwise indicated or the context otherwise requires.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ   materially   from those   anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this Prospectus.

Our Company

We were formed on October 22, 2010. Halton Universal Brands Inc. is a brokerage, consulting and marketing firm specializing in brand consulting and new product strategy consulting for emerging brands. We focus on natural food products, specialty food products and mass market grocery items that are manufactured in North America and seek new market penetration in Eastern European countries. We offer services that fall into three major categories: strategic management consulting, sales brokerage, and marketing. Our main areas of focus have been in the grocery, specialty food and health supplement channels, serving manufacturers and distributors. By providing a comprehensive range of services for our manufacturer clients, we can maximize the efficiency of new product launches, line expansions and promotional efforts for products already on the market.

We generate revenue from sales of consulting services. We acquire customers through referrals and our primary website, www.HaltonUniversal.com, which outlines our service offerings.

We have commenced our operations during the year ended December 31, 2012. As of September 30, 2013 we have generated $20,282 in revenues and have incurred $42,181 in operating costs since our inception on October 22, 2010. To date we have relied upon revenues from our operations and sale of our securities in unregistered private placement transactions to fund our operations.  We are a development stage company with a limited operating history. Accordingly, for the foreseeable future, we will continue to be dependent on revenues from operations and additional financing in order to maintain our operations and continue with our corporate activities.

This offering and any investment in our common stock involve a high degree of risk.  If our future  revenues will not be sufficient to cover our operating costs we may be obliged to cease business operations due to lack of funds. If we raise only the minimum amount of proceeds from this offering, we will have limited funds available to build and grow our business. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing for us to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds. Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

We face many challenges to continue operations, including, but not limited to our limited operating history, competition, and general economic conditions.  Please review the "Risk Factors" starting on page 7 of this offering.

Our Directors collectively own 100% of the 4,000,000 outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 55.56% of our outstanding common stock.

Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our principal executive offices are located at 7473 W. Lake Mead Blvd, Suite 100, Las Vegas, Nevada and our telephone number is (702) 224-2286.  Our primary website address is www.haltonuniversal.com. The information on, or that can be accessed through the corporate website is not part of this prospectus.

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

  (a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

  (b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

  (c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

  (d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

The Company intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.  Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

Following is a brief summary of this Offering:

Securities being offered:	3,200,000 shares of common stock minimum and 40,000,000 shares of common stock maximum, par value $0.001
Offering price per share:	$ 0.01
Offering period:	The shares are being offered for a period not to exceed 270 days. The offering period can be extended for additional 180 days at our discretion.
Net proceeds to us:	Approximately $24,754 assuming the minimum number of shares is sold. Approximately $392,754 assuming the maximum number of shares is sold.
Use of proceeds:	We will use the proceeds to pay for the implementation of our business plan, administrative expenses and general working capital. (a)
Number of shares outstanding before the offering:	4,000,000
Number of shares outstanding after the offering:	7,200,000 (if minimum number of shares are sold) 44,000,000 (if maximum number of shares are sold)

(a) - If the minimum amount of the shares is sold we will use the proceeds to pay for offering expenses of $7,246.  Of the $7,246, the amounts to be paid from the proceeds for expenses of the offering are: $3,500 for accounting fees; $1,500 for filing fees; $1,200 for legal fees and expenses; $46 for registration fee; and $1,000 for transfer agent fees.  We will use the rest of the funds (net of offering expenses) for paying off our current liabilities and implementation of our business plan.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus. The summary information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this Prospectus.

Income Statement Data:

	For the Nine Months	For the Year	From inception
	Ended	Ended	(October 22, 2010) to
	September 30,	December 31,	December 31,
	2013 (Unaudited)	2012 (Audited)	2011 (Audited)

Revenue	$7,800	$12,482	$-
Cost of revenues	$(6,000)	$(8,000)	$-
Expenses	$(28,610)	$(10,891)	$(1,000)
Net Income (Loss)	$(26,810)	$(6,409)	$(1,000)

Balance Sheet Data:

	September 30,	December 31,	December 31,
	2013 (Unaudited)	2012 (Audited)	2011 (Audited)

Working Capital	$(31,899)	$(7,089)	$(2,680)
Total Assets	$8,145	$15,856	$-
Total Liabilities	$(40,044)	$(22,945)	$(2,680)

As of September 30, 2013 we had a working capital deficiency of $(31,899) (December 31, 2012: $(7,089)) and accumulated deficit of $(35,899) since inception.

RISK FACTORS

You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected.

Halton Universal Brands Inc.  is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

Halton Universal Brands  is and will remain an "emerging growth company" until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which Halton Universal Brands  has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which Halton Universal Brands  is deemed a "large accelerated filer" (with at least $700 million in public float) under the Securities and Exchange Act of 1934 (the "EXCHANGE ACT").

For so long as Halton Universal Brands  remains an "emerging growth company" as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" as described in further detail in the risk factors below. Halton Universal Brands cannot predict if investors will find its shares of common stock less attractive because Halton Universal Brands will rely on some or all of these exemptions. If some investors find Halton Universal Brands’ shares of common stock less attractive as a result, there may be a less active trading market for its shares of common stock and its stock price may be more volatile.

If Halton Universal Brands avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate Halton Universal Brands and may result in less investor confidence.

The recently enacted JOBS Act is intended to reduce the regulatory burden on "emerging growth companies". Halton Universal Brands meets the definition of an "emerging growth company" and so long as it qualifies as an "emerging growth company," it will not be required to:

· have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

· comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

· submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

· disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, Halton Universal Brands is choosing to "opt out" of such extended transition period, and as a result, Halton Universal Brands will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that its decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.

However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The market for our brand consulting and marketing services is highly competitive and has low barriers to entry. Our competitors vary in size and in the variety of services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and an established client base. These competitors may be able to adapt more quickly to new or emerging product development and marketing technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sales of their services than we can, or may adopt more aggressive pricing policies. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

Our auditors have issued a going concern opinion, meaning there is substantial uncertainty whether we will continue operations.

Our auditors have issued a going concern opinion in their report dated October 29, 2013. This means that, as of the time of the opinion, there was substantial doubt that we could continue as an ongoing business for the next twelve months. We have generated $7,800 in revenue for the nine months ended September 30, 2013 and $12,482 for the year ended December 31, 2012 (December 31, 2011: $Nil). Further, we posted net loss of $26,810 for the nine months ended September 30, 2013, and $6,409 for the year ended December 31, 2012 (December 31, 2011: $1,000). These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans for our continued existence include selling additional stock and borrowing additional funds to pay overhead expenses.  Our future success is dependent upon our ability to achieve profitable operations, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds.  Our inability to obtain additional cash could have a material adverse effect on our financial position, results of operations and its ability to continue in existence. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We lack an operating history. There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on October 22, 2010, have generated $20,282, in revenues and incurred $35,899 in operating costs since inception.  As of September 30, 2013, we had deficit accumulated during the development stage of $(35,899). We have a limited operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to continue generating revenues. However our revenues may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  Failure to achieve a sustainable sales level will cause us to go out of business.

Our business relies on our ability to attract new customers. If we are unable to attract new customers, our business will fail.

Our future growth is dependent on our ability to attract new customers and our ability to sell additional services to our existing customers. We rely on online marketing and referrals from existing customers and other business associates to attract new customers. We will also rely on selling additional services to our new or existing clients for additional revenue. If we are unable to attract new customers or sell additional services to our existing customers, our revenue will likely decline and our business will fail.

We will not be required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act until the end of the second fiscal year reported upon in our second annual report on form 10-K.

The Sarbanes-Oxley Act of 2002 and the new rules subsequently implemented by the Securities and Exchange Commissions, the Financial Industry Regulatory Authority (“FINRA”) and the Public Company Accounting Oversight Board have imposed various new requirements on public companies, including requiring changes in corporate governance practices.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. These costs could affect profitability and our results of operations.

We are in the process of determining whether our existing internal controls over financial reporting systems are compliant with Section 404. We will not be required to conduct the evaluation of effectiveness of our internal controls until the end of the fiscal year reported upon in our second annual report on Form 10-K. In addition, because we are a smaller reporting company, we are not required to obtain the auditor attestation of management’s evaluation of internal controls over financial reporting. If we obtain and disclose such reports we could continue doing so at our discretion so long as we remain a smaller reporting company.

This process of internal control evaluation and attestation may divert internal resources and will take a significant amount of time, effort and expense to complete. If it is determined that we are not in compliance with Section 404, we may be required to implement new internal control procedures and re-evaluate our financial reporting. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results, which could adversely affect our ability to comply with our periodic reporting obligations under the Exchange Act.

The loss of the services of our key employees, particularly the services rendered by Elena Shmarihina, our President and Chief Executive Officer and Alexander Averchenko our Chief Financial Officer and Secretary, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Elena Shmarihina, Our President and Chief Executive Officer and Alexander Averchenko our Chief Financial Officer, Treasurer and Secretary. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mrs. Shmarihina and Mr. Averchenko lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Our officers, directors, consultants and advisors are not obligated to commit their time and attention exclusively to our business and therefore they may encounter conflicts of interest with respect to the allocation of time and business opportunities between our operations and those of other businesses.

Our directors are not obligated to commit their time and attention exclusively to our business and, accordingly, they may encounter conflicts of interest in allocating their own time, or any business opportunities that they may encounter, between our operations and those of other businesses. Currently, Elena Shmarihina, our President, and Director and Alexander Averchenko our Treasurer, Chief Financial Officer and Director each commit between 20% and 25% of their time to our business in their capacities as officers and directors. Nevertheless, if the execution of our business plan demands more time than is currently committed by any of our officers, directors, consultants or advisors, they will be under no obligation to commit such additional time, and their failure to do so may adversely affect our ability to carry on our business and successfully execute our business plan.

Additionally, all of our officers and directors, in the course of their other business activities, may become aware of investments, business or information which may be appropriate for presentation to us as well as to other entities to which they owe a fiduciary duty. They may also in the future become affiliated with entities that are engaged in business or other activities similar to those we intend to conduct. As a result, they may have conflicts of interest in determining to which entity particular opportunities or information should be presented. If, as a result of such conflict, we are deprived of investments, business or information, the execution of our business plan and our ability to effectively compete in the marketplace may be adversely affected.

We do not have a majority of independent directors on our Board and the Company has not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. Our Board of Directors is comprised of two individuals, both of whom are also our executive officers. As a result, we do not have independent directors on our Board of Directors.

We have not adopted corporate governance measures such as an audit or other independent committee of our board of directors, as we presently do not have independent directors on our board. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committee of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, at present in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages or employment contracts to our senior officers are made by a majority of directors who have an interest in the outcome of the matters being decided. However, as  a general rule, the board of directors, in making its decisions, determines first that the terms of such transaction are no less favorable to us that those that would be available to us with respect to such a transaction from unaffiliated third parties. The company executes the transaction between executive officers and the company once it was approved by the Board of Directors.

Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

None of the members of our Board of Directors are considered audit committee financial experts. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, current and potential shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Our Board of Directors are inexperienced with U.S. GAAP and the related internal control procedures required of U.S. public companies. Management has determined that our internal audit function is also significantly deficient due to insufficient qualified resources to perform internal audit functions. Finally, we have not established an Audit Committee of our Board of Directors.

We are a development stage company with limited resources. Therefore, we cannot assure investors that we will be able to maintain effective internal controls over financial reporting based on criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control-Integrated Framework. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. For these reasons, we are considering the costs and benefits associated with improving and documenting our disclosure controls and procedures and internal controls and procedures, which includes (i) hiring additional personnel with sufficient U.S. GAAP experience and (ii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.

If the result of these efforts are not successful, or if material weaknesses are identified in our internal control over financial reporting, our management will be unable to report favorably as to the effectiveness of our internal control over financial reporting and/or our disclosure controls and procedures, and we could be required to further implement expensive and time-consuming remedial measures and potentially lose investor confidence in the accuracy and completeness of our financial reports which could have an adverse effect on our stock price and potentially subject us to litigation.

Our officers and directors live outside the United States, making it difficult for an investor to enforce liabilities in foreign jurisdictions.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein.  An investor would have the ability to effect service of process in any action on the company within the United States.  However, since Mrs. Shmarihina and Mr. Averchenko, our officers and directors, reside outside the United States, substantially all or a portion of their assets are located outside the United States.  As a result, it may not be possible for investors to:

•	effect service of process within the United States against your non-U.S. resident officers or directors;
•	enforce U.S. court judgments based upon the civil liability provisions of the U.S. federal securities laws against any of the above referenced foreign persons in the United States;
•	enforce in foreign courts U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against the above foreign persons; and
•	bring an original action in foreign courts to enforce liabilities based upon the U.S. federal securities laws against the above foreign persons.

We do not intend to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may likely prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in Halton Universal Brands Inc. will need to come through appreciation of the stock’s price.

Because our Directors, who are also our sole promoters, will own 55.56% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

Our Directors own 100% of the outstanding shares of our common stock as of the date of this Offering.  If the minimum amount of the shares will be sold, our Directors will own 55.56% of our outstanding common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control.  The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

The offering price of the shares was arbitrarily determined and bears no relation to our assets, earnings, book value or other criteria of value. Therefore it should not be used as an indicator of the future market price of the securities.

The $0.01 per share offering price of the common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. The offering price should not be regarded as an indicator of the future market price of the securities.

The funds raised in this offering and held by us during pendency of the offering may be subject to creditor’s claims.

We are offering 3,200,000 shares of common stock minimum, 40,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers.  In the event that 3,200,000 shares are not sold within 270 days of the effective date of our Prospectus, or additional 180 days, all money received by us will be promptly returned to you without deduction of any kind.   We will return your funds to you in the form of a cashier’s check sent by Federal Express on the 271st day, or 451st day in case of the extended period.  If at least 3,200,000 shares are sold within 270 days of the effective date of our Prospectus, or additional 180 days, all money received by us will be retained by us and there will be no refund.

Funds will be held in a separate bank account. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days, or additional 180 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate non-interest bearing current account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days, or additional 180 days. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you would be treated in a bankruptcy as unsecured creditors and thus would have a claim against the bankruptcy estate that was pari passu with other unsecured creditors. As a result, you may lose your investment, even if we fail to raise the minimum amount in this offering.  There is no assurance that your funds will be returned to you if the minimum offering is not reached. As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

No shares will be issued prior to the minimum offering amount being met. Investors bear risk without enjoying any benefits of share ownership.

The funds received from investors will be maintained in a separate bank account until we receive a minimum of $32,000, at which time we will begin to issue shares pursuant to the subscription agreements. We will remove the funds from the separate account and use the same as set forth in the Use of Proceeds section of this prospectus. No shares will be issued if the minimum amount is not reached. As a result, investors bear the risk of investing without enjoying any benefits of share ownership. Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes.

There is no public (trading) market for our common stock and there is no assurance that the common stock will ever trade on a recognized exchange or dealers’ network; therefore, our investors may not be able to sell their shares.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock.  We have not taken any steps to enable our common stock to be quoted on the OTC Bulletin Board, and can provide no assurance that our common stock will ever be quoted on any quotation service or that any market for our common stock will ever develop.  As a result, stockholders may be unable to liquidate their investments, or may encounter considerable delay in selling shares of our common stock.  We have not engaged an underwriter for this Offering, and we cannot assure you that any brokerage firm will act as a market maker of our securities.  A trading market may not develop in the future, and if one does develop, it may not be sustained.  If an active trading market does develop, the market price of our  common  stock is  likely to be highly volatile due to, among other  things,  the nature of our business and because we are a new public company with a limited operating  history.  Further, even if a public market develops, the volume of trading in our common stock will presumably be limited and likely be dominated by a few individual stockholders.  The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time.  The market price of our common stock may also fluctuate significantly in response to the following factors, most of which are beyond our control:

                  -   variations in our quarterly operating results;

                  -   changes in general economic conditions;

                  -    loss of a major customer, partner or joint venture participant; and

                  -    the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion,  experienced  significant price and volume fluctuations that have affected the market prices for many companies' securities and that  have  often  been  unrelated  to the  operating  performance  of these companies.  Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.  As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

You could be diluted from our future issuance of capital stock and derivative securities.

As of September 30, 2013, we had 4,000,000 shares of common stock outstanding and no shares of preferred stock outstanding.  We are authorized to issue up to 75,000,000 shares of common stock and no shares of preferred stock.

To the extent of such  authorization,  our Board of  Directors  will have the  ability, without seeking stockholder approval, to issue additional shares of common stock or  preferred  stock  in the  future  for  such  consideration  as the  Board of Directors may consider  sufficient.  The issuance of additional common stock or preferred stock in the future may reduce your proportionate ownership and voting power.

The company is subject to the 15(D) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as a fully reporting company.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company, but only subject to the reporting obligations imposed by Section 15(d) of the Securities Exchange Act of 1934. Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective, including the annual report on Form 10-K for the fiscal year during which the registration statement is declared effective. That filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K.

After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition. In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; the company will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of your equity securities will not be required to report information about their ownership positions in the securities.

 If our common stock is accepted for quotation on the OTC Bulletin Board, the application of the “Penny Stock” rules could adversely affect the market price of our common shares and increase your transaction costs to sell those shares.  The Securities and Exchange Commission has adopted Rule 3A51-1, which establishes the definition of a “Penny Stock,” for the purposes relevant to us, as any equity security that has market price of less than $5.00 per share or within an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, Rule 15G-9 require:

                 -   that a broker or dealer approve a person's account for transactions in penny stocks; and

                 -   the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and  quantity of the penny stock to be purchased.

 In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

                   -   obtain financial information and investment experience objectives of the person; and

 -   make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has  sufficient knowledge and experience in financial matters to be capable of evaluating the risks of  transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

  -   sets forth the basis on which the broker or dealer made the suitability determination; and

 -   that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

You may face significant restrictions on the resale of your shares due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state.

Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

FORWARD-LOOKING STATEMENTS

This Prospectus  contains  forward-looking  statements which involve assumptions and describe our future  plans, strategies  and  expectations,  are  generally identifiable   by  use  of  the  words  "may,"   "will,"   "should,"   "expect," "anticipate,"  "estimate,"  "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.  These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such  forward-looking  statements  include  statements  regarding,  among  other things, (i) the potential markets for our services, our potential profitability and cash flows, (ii) our growth  strategies,  (iii)  anticipated  trends in the food industry,  (iv) our  future  financing  plans and (v) our  anticipated  needs for working  capital.  This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements.

These statements may be found under “Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this Prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.  In addition to the information expressly required to be included in this filing, we will provide such further material  information,  if any, as may be necessary to make the required statements,  in light of the circumstances under which they are made, not misleading.

Although  forward-looking  statements  in this  Prospectus  reflect  the good  faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks,  business,  economic and other risks and  uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements.  Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus.  We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Prospectus, other than as may be required by applicable law or regulation.  Readers are urged to carefully review and consider the various disclosures made by us in our Prospectus which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.  If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

USE OF PROCEEDS

Our Offering is being made on a self underwritten basis - with a minimum of $32,000 in gross proceeds.  The table below sets forth the use of proceeds if $32,000 (i.e. gross proceeds of the minimum offering), $200,000 (i.e. gross proceeds of 50% of the offering) or $400,000 (i.e. gross proceeds of the maximum offering) of our common stock is sold.

Our Offering is being conducted on a best-effort minimum 3,200,000/ maximum 40,000,000 basis. The offering scenarios presented below are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

	Minimum Offering Proceeds (Gross: $32,000)	50% Offering Proceeds (Gross: $200,000)	Maximum Offering Proceeds (Gross: $400,000)

Gross proceeds	$32,000	$ 200,000	$400,000
Offering expenses	7,246	7,246	7,246
Net proceeds	$24,754	$ 192,754	$392,754

The net proceeds will be used as follows:

	Minimum Offering Proceeds (Net: $24,754)	50% Offering Proceeds (Net: $197,254)	Maximum Offering Proceeds (Net: $392,754)

Current liabilities	$7,264	$40,044	$40,044
Development of product sampling program	10,000	50,000	100,000
Marketing	4,000	40,000	95,000
Travel expenses	2,000	15,000	50,000
General and administrative *	1,490	52,210	107,710
TOTAL:	$24,754	$197,254	$392,754

* - Our general and administrative expenses consist of: professional fees, such as legal, audit and accounting, transfer agent and filing agent fees; office expenses; officers compensation; salaries and other miscellaneous expenses related to our general corporate activities and implementation of our business plan.

Total offering expenses are approximately $7,246.  Of the $7,246, the amounts to be paid from the proceeds for expenses of the offering are: $3,500 for accounting fees; $1,500 for filing fees; $1,200 for legal fees and expenses; $46 for registration fee; and $1,000 for transfer agent fees. We will use the rest of the funds (net of offering expenses) for paying off our current liabilities, hiring new personnel and implementation of our business plan.

In the future, in addition to equity financing, we may rely on loans from our Directors and officers to continue our operations; however, there are no assurances that our Directors will provide us with any additional funds.  Currently, we do not have any arrangements for additional financing.  If we are not able to obtain needed financing and generate sufficient revenue from operations, we may have to cease operations.

DETERMINATION OF OFFERING PRICE

The offering price of $0.01 of our common stock has been arbitrarily determined in order for us to raise up to a total of $400,000 in this Offering and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION OF THE PRICE PER SHARE

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  As of September 30, 2013, the net tangible book value of our shares of common stock was $(31,899) or approximately $(0.008) per share based upon 4,000,000 shares outstanding.

If the minimum number of shares is sold:

Upon completion of this Offering, in the event 3,200,000 shares are sold, the net tangible book value of the 7,200,000 shares to be outstanding will be $(7,145) or approximately $(0.001) per share.

The amount of dilution to the shareholders acquiring shares in this offering will be $ 0.0011 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.007 per share without any additional investment on their part.  The shareholders acquiring shares in this offering will incur an immediate dilution from $0.01 per share to $(0.001) per share.

After completion of this Offering, if 3,200,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 44.44% of the total number of shares then outstanding for which the shareholders acquiring shares have made cash investment of $32,000, or $0.01 per share.  Our existing shareholders will own approximately 55.56% of the total number of shares then outstanding, for which they have made contributions of cash, totaling $4,000, or $0.001 per share.

If the maximum number of shares is sold:

Upon completion of this Offering, in the event all of the shares are sold, the net tangible book value of the 44,000,000 shares to be outstanding will be $360,855 or approximately $0.0082 per share.

The amount of dilution to the shareholders acquiring shares in this offering will be $0.0018 per share. The net tangible book value of the shares held by our existing shareholder will be increased by $0.0162 per share without any additional investment on their part.  The shareholders acquiring shares in this Offering will incur an immediate dilution from $0.01 per share to $0.0082 per share.

After completion of this Offering, if 40,000,000 shares are sold, the shareholders acquiring shares in this Offering will own approximately 90.91% of the total number of shares then outstanding for which the shareholders acquiring shares will have made cash investment of $400,000, or $0.01 per share.  Our existing shareholders will own approximately 9.09% of the total number of shares then outstanding, for which they have made contributions of cash of $4,000, or $0.001 per share.

The following table compares the differences of investment in our shares to the shareholders acquiring shares in this Offering with investment in our shares of our existing stockholders.

Existing stockholders if all of the shares are sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.008)
Net tangible book value per share after offering	$0.0082
Increase to present stockholders in net tangible book value per share after offering	$0.0162
Capital contributions (cash)	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	9.09%

Purchasers of shares in this Offering if all shares sold:

Price per share	$0.01
Dilution per share	$0.0018
Capital contributions	$400,000
Number of shares after offering held by public investors	40,000,000
Percentage of ownership after offering	90.91%

Existing stockholders if the minimum number of shares sold:

Price per share	$0.001
Net tangible book value per share before offering	$(0.008)
Net tangible book value per share after offering	$(0.001)
Increase to present stockholders in net tangible book value per share after offering	$0.007
Capital contributions (cash)	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	55.56%

Purchasers of shares in this Offering if the minimum number of shares sold:

Price per share	$0.01
Dilution per share	$0.011
Capital contributions	$32,000
Number of shares after offering held by public investors	3,200,000
Percentage of ownership after offering	44.44%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 3,200,000 shares of common stock minimum, 40,000,000 shares of common stock maximum in a direct public offering, without any involvement of underwriters or broker/dealers. The offering price is $0.01 per share.  In the event that 3,200,000 shares are not sold within 270 days of the effective date of our Prospectus, or additional 180 days in case of the extended period, all money received by us will be promptly returned to you with interest and without deduction of any kind.   We will return your funds to you in the form of a cashier’s check sent by Federal Express on the 271st day, or 451st day in case of the extended period.  If at least 3,200,000 shares are sold within 270 days of the effective date of our prospectus, or additional 180 days, all money received by us will be retained by us and there will be no refund.

The funds will be maintained in a separate bank account until we receive a minimum of $32,000, at which time we will begin to issue shares pursuant to the subscription agreements. We will remove the funds from the separate account and use the same as set forth in the Use of Proceeds section of this prospectus.  No shares will be issued if the minimum amount is not reached.

As a result, investors bear the risk of investing without enjoying any benefits of share ownership. Sold securities are deemed securities that have been paid for with collected funds prior to expiration of 270 days, or additional 180 days.  Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account.  It is merely a separate non-interest bearing current account under our control where we have segregated your funds. There is no escrow, trust or similar account in which your subscription will be deposited. Only our officers and directors will have access to the account. You will not have the right to withdraw your funds during the offering. You will only receive your funds back if we do not raise the minimum amount of the offering within 270 days, or additional 180 days.  As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding. If we file a voluntary bankruptcy petition or our creditors file an involuntary bankruptcy petition, our assets will be seized by the bankruptcy trustee, including your subscription, and used to pay our creditors. If that happens, you would be treated in a bankruptcy as unsecured creditors and thus would have a claim against the bankruptcy estate that was pari passu with other unsecured creditors. As a result, you may lose your investment, even if we fail to raise the minimum amount in this offering.  There is no assurance that your funds will be returned to you if the minimum offering is not reached. As a result, you may lose your entire investment notwithstanding the purported minimum offering provisions because the funds are not held in an escrow account and are potentially subject to creditor claims.

Our officers and directors will not use the subscription proceeds prior to satisfaction of the minimum and issuance of the shares for working capital, collateral for the company or other purposes.

There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the Offering.  You will not have the right to withdraw your funds during the Offering.  You will only have the right to have your funds returned if we do not raise the minimum amount of the Offering or if there is a material change in the terms of the Offering.  The following are material changes that would entitle you to a refund of your money:

-        a change in the offering price;

-        a change in the minimum sales requirement;

-        a change in the amount of proceeds necessary to release the funds held in the separate bank account;

-        a change to allow sales to affiliates in order to meet the minimum sales requirement; and

-        an extension of the offering period beyond 450 days.

We will sell the shares in this Offering through our Directors, Elena Shmarihina and Alexander Averchenko. They will receive no commission from the sale of any shares.  They will not register as a broker-dealer under Section 15 of the Exchange Act in reliance upon Rule 3a4-1.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1.     The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his  participation; and,

2.     The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

                3.   The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.   The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Securities Exchange Act 1934, as amended (the “Exchange Act”), in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our Directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer.  They are and will continue to be our officers and Directors at the end of the Offering and have not been during the last 12 months and are currently not broker-dealers or associated with a broker-dealer.  They have not during the last twelve months and will not in the next 12 months offer or sell securities for another corporation.

Only after our Prospectus is declared effective by the Securities and Exchange Commission (the “Commission”), we intend to distribute this Prospectus to potential investors at meetings and to our friends, business associates and relatives who are interested in us and a possible investment in the Offering.  We will not utilize the Internet to advertise our Offering.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder.  They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $160,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

This Offering will start on the date of this Prospectus and continue for a period of up to 270 days. The offering will continue until all 40,000,000 shares of common stock are sold, the expiration of 270 days from the date of this prospectus, which period may be extended for up to an additional 180 days at our discretion, or until we elect to terminate the Offering, whichever event occurs first. If the 3,200,000 shares minimum has been reached and all 40,000,000 shares are not sold within this period, the offering for the balance of the shares will terminate and no further shares will be sold.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must: (i) execute and deliver a subscription agreement; and (ii) deliver a check, money order or certified funds to us for acceptance or rejection. The subscription agreement and subscription funds can be mailed, couriered or delivered in person.  All checks, money orders or certified funds for subscriptions must be made payable to Halton Universal Brands Inc. The funds from all accepted subscriptions will be deposited into the bank account until we receive a minimum of $32,000 (cleared through the bank) at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. Only Elena Shmarihina, our Chief Executive Officer, and Alexander Averchenko, our Chief Financial Officer, will have the power to authorize a release of funds from this account upon completion of this offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and limited revenues from our business operations.  To meet our needs for cash required for the implementation of our business plan we are attempting to raise money from this offering.

If we raise the minimum amount through this offering, we will be able to achieve short-term goals of our business plan and to continue operations and remain in business for the next 12 months.  If we are unable to generate revenues for any reason, or if we are unable to make a reasonable profit, we may have to cease operations.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend implementation of our business plan until we do raise the cash, or cease operations entirely if revenue from operations will not be sufficient to cover our operating costs.

If we raise the maximum amount, we believe we can implement our short term and long-term business plan and achieve profitable operations, however, we cannot guarantee that proceeds from this offering will be sufficient for us to continue as going concern for the next five years.  If we raise less than the maximum amount and we need more money, we will have to revert to obtaining additional money through a second public offering, a private placement of securities, or loans.  Other than as described in this paragraph, we have no other financing plans.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us upon which to base an evaluation of our performance.  We are in the development stage of operations and cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in advertising and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance.

We anticipate relying on equity sales of our common stock in order to continue to fund implementation of our business plan.  Issuances of additional shares will result in dilution to our existing stockholders.  There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.  We may also rely on loans from our Directors; however, there are no assurances that our Directors will provide us with any additional funds.

Currently, we do not have any arrangements for additional financing.  We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop, or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

Results of Operations

We were formed on October 22, 2010 and commenced our operations during the year ended December 31, 2012. Halton Universal Brands Inc. is a brokerage and brand consultancy firm specializing in product development, brand consultation, product launches and brokerage services for manufacturers of grocery, specialty food and health supplements.

Results of operations for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012.

Revenue

We generate revenue from consulting services. Our gross revenue from consulting services related to marketing strategy for new products in development, pricing point consultation and brand positioning on the market for the nine months ended September 30, 2013, was $7,800, compared to $Nil for the same period in our fiscal 2012. During our fiscal 2013, to the date of our prospectus, we have worked with six clients on various projects related to brand positioning and marketing. During our fiscal 2012 we had worked with two clients on projects related to product launches in the Russian market including market research of price points, importation regulations, market competition, broker introductions and consulting on sales kits creation. We do not have long-term contracts with any of our clients and rely on signing new clients in order to generate additional revenues. If we will not be able to attract new clients our revenue could decline and our business could be harmed. As of today, we have not have any repeat orders from our clients and therefore a loss of any of our clients, or the small group of clients we worked for in the past, will not have major effect on our current revenues.

Operating Costs and Expenses

The major components of our expenses for the nine months ended September 30, 2013 and 2012 are outlined in the table below:

	Nine Months Ended September 30, 2013	Nine Months Ended September 30, 2012	Increase (Decrease) ($)

General and administrative	$ 21,210	$ 2,697	18,513
Compensation - officer	6,400	-	N/A
Professional fees	1,000	-	N/A
	$ 28,610	$ 2,697

The increase in our operating costs for the nine months ended September 30, 2013, compared to the same period in our fiscal 2012, was due to an increase in our corporate activities, an increase in expenses related to implementation of our business plan and an increase in professional fees associated with preparation of our Registration Statement. We incurred $1,000 (September 30, 2012: $Nil) in professional fees during the nine months of our fiscal 2013. These fees consisted of accounting and audit fees incurred by the company in relation to the audit of our financial statements and preparation of our Registration Statement on the Form S-1.

The President of the Company provides management consulting services to the Company. During the nine months ended September 30, 2013, management consulting services of $2,800 (September 30, 2012: $Nil) were charged to operations. In addition, during the nine months ended September 30, 2013, the Company incurred $5,000 in consulting services with our former President and Chief Executive Officer. This amount was recognized as cost of revenues as directly related to sales. The Chief Financial Officer of the Company provides consulting services to the Company. During the nine months ended September 30, 2013, consulting services of $3,600 (September 30, 2012: $Nil) were charged to operations.

General and administrative expenses of $21,210 represent consulting fees of $16,500, travel expenses of $2,718, office rent of $1,531, miscellaneous office expenses of $288, filing fees of $125 and bank charges of $48. As of the date of this registration statement we had three employees including two of our officers. The consulting fees of $6,400 incurred with our officers were reported as “officer compensation”. The consulting fees of $16,500 related to office administration, logistics, filing, bookkeeping and other miscellaneous office tasks were paid to another employee and reported as general and administrative expense. The increase in total general and administrative expenses was attributable to implementation of our business plan and general corporate activities.

Results of operations for the years ended December 31, 2012 and 2011.

Revenue

Our gross revenue from consulting services for the year ended December 31, 2012, was $12,482, compared to $Nil for the year ended December 31, 2011. The increase in revenues was attributable to the fact that our fiscal 2012 was our first year of operations. Our cost of revenues for the year ended December 31, 2012, was $8,000 (December 31, 2011: $Nil) resulting in a gross profit of $4,482 (December 31, 2011: $Nil).

Operating Costs and Expenses

The major components of our expenses for the years ended December 31, 2012 and 2011 are outlined in the table below:

	Year Ended December 31, 2012	Year Ended December 31, 2011	Increase (Decrease) ($)

General and administrative	$ 5,091	$ -	N/A
Compensation - officer	800	-	N/A
Professional fees	5,000	1,000	4,000
	$ 10,891	$ 1,000

The increase in our operating costs in our fiscal 2012, compared to our fiscal 2011, was due to an increase in our corporate activities and an increase in expenses related to implementation of our business plan. General and administrative expenses of $5,091 represent consulting fees of $2,000, travel expenses of $831, office rent of $1,418, miscellaneous office expenses of $705, filing fees of $125 and bank charges of $12.

The company's President and Chief Financial Officer provided consulting services to the company as per an unwritten arrangement with the company at $2,500 per month during the period from September 1, 2012 to December 31, 2012. These services included: overseeing daily operations; identifying new customers, corresponding with customers, vendors, business partners, professional firms and regulatory authorities; monitoring the company’s reporting and compliance activities and project management. During the year ended December 31, 2012, management consulting services from the Company’s President totalling $10,000 were recognized as follows: $2,000 (December 31, 2011: $Nil) were charged to operations and $8,000 recognized in cost of revenues as directly related to sales. During the same fiscal 2012 consulting services from Chief Financial Officer of $800 (December 31, 2011: $Nil) were charged to operations.

During the nine-month period ended September 30, 2013 we have hired consultants in the areas of bookkeeping and accounting.  We have retained an attorney in relation to this Registration Statement, and an auditor to audit our financial statements.  As of the date of this prospectus we have one part-time employee in addition to our officers and directors. We plan to hire additional personnel, subject to financing and our cash flow from operations, within twelve months from the effective date of our registration statement.

Since inception, we have sold 4,000,000 shares of common stock at $0.001 per share to our Directors for total proceeds of $4,000.

Liquidity and Capital Resources

Working Capital

	As of September 30, 2013 (Unaudited)	As of December 31, 2012 (Audited)	As of December 31, 2011 (Audited)

Current Assets	$8,145	$15,856	$-
Current Liabilities	$(40,044)	$(22,945)	$(2,680)
Working Capital Deficiency	$(31,899)	$(7,089)	$(2,680)

Cash Flows

The table below, for the periods indicated, provides selected cash flow information:

	For the Nine Months Ended September 30, 2013 (Unaudited)	For the Year Ended December 31, 2012 (Audited)	For the Year Ended December 31, 2011 (Audited)

Cash provided by (used in) operating activities	$(13,233)	$13,791	$-
Cash used in investing activities	$-	$-	$-
Cash provided by financing activities	$2,000	$2,000	$-
Net increase (decrease) in cash	$(11,233)	$15,791	$-

We have generated revenues of $7,800 during the nine months ended September 30, 2013 and $12,482 and $Nil for the years ended December 31, 2012 and 2011 respectively. In addition to cash received from consulting services, we received proceeds of $4,000 from the issuance of 4,000,000 shares of common stock at $0.001 per share during the nine-month period ended September 30, 2013 and the year ended December 31, 2012. No shares were sold during the year ended December 31, 2011, or nine months ended September 30, 2012. We had no other sources of cash inflow during the reporting periods.

We anticipate that for the next 12 months we will be generating cash from the same revenue stream. We believe that our cash generated from operations and cash on hand will provide sufficient capital to fund our operations and meet our cash needs on a short term and long term basis for the next twelve months. In addition, we intend to finance our internal growth with cash on hand, cash provided from operations, borrowings, debt or equity offerings, or some combination thereof.  We intend to increase our revenues by offering other services and products to our existing clients. These services will provide additional cash inflow for our working capital. There is no guarantee that our clients will sign up for one or more of these services.

Cash Flows from Operating Activities

Our cash flows from operating activities represent the most significant source of funding for our operations. The major uses of our operating cash include funding payroll (salaries, bonuses and benefits), general operating expenses (marketing, travel, legal and professional expenses, and office rent) and cost of revenues. Our cash provided by operating activities generally follows the trend in our net revenues and operating results.

Nine Months ended September 30, 2013 and 2012

Our net cash used in operating activities of $13,233 for the nine months ended September 30, 2013 was primarily the result of our net loss plus changes in assets and liabilities. These changes include an increase in prepaid expenses of $3,522, in accounts payable and accrued liabilities of $5,699 and in amounts due to related party of $11,400. The increase in prepaid expenses was due to a retainer that was paid in connection with filing of our Registration Statement. The increase in accounts payable and accrued liabilities reflected the increase in our general operating expenses incurred during the nine months ended September 30, 2013 that remained unpaid at the end of the reporting period. The increase in amounts due to related party was due to consulting services incurred by the Company with our officers and directors that were unpaid during nine-month period ended September 30, 2013.

No cash was provided by or used in our operating activities during nine months ended September 30, 2012.

Years ended December 31, 2012 and 2011

Our cash provided by operating activities of $13,791 during the year ended December 31, 2012 (December 31, 2011: $Nil) was mostly the result of our revenues of $12,482 (December 31, 2011: $Nil).

Cash flows resulting from changes in assets and liabilities during the year ended December 31, 2012 include an increase in prepaid expenses, accounts payable and accrued liabilities and amounts due to related parties. The increase in prepaid expenses was due to prepaid office rent as of December 31, 2012. The increase in accounts payable and accrued liabilities correlates with the increase in professional services incurred by the Company during the year that remained unpaid as of December 31, 2012.  The increase in the amounts due to the related parties was due to the increase in the outstanding balance of consulting fees charged by the Company’s President and Chief Financial Officer during the year. As of December 31, 2012, the Company owed to the President and Chief Financial Officer $12,880 for consulting services, cash advances and expenses incurred on behalf of the Company.

We did not generate any cash from operating activities during the year ended December 31, 2011.

We expect that cash provided by operating activities may fluctuate in future periods as a result of a number of factors including fluctuations in our net revenues and operating results, utilization of new revenue streams, collection of accounts receivable, and timing of billings and payments.

Cash Flows from Investing Activities

We did not generate any cash from investing activities during the nine-month periods ended September 30, 2013 and 2012 and during the years ended December 31, 2012 and 2011.

Cash Flows from Financing Activities

During the year ended December 31, 2012 the Company sold 2,000,000 shares of common stock at par to the Company Director for $2,000 in cash. During the nine months ended September 30, 2013 the Company sold additional 2,000,000 shares of common stock at par to another Director of the Company for $2,000 in cash. No cash was generated or used by financing activities during the nine months ended September 30, 2012 and year ended December 31, 2011.

We believe that we need approximately an additional $32,000 (gross) to implement our short-term business plan and meet our working capital requirements over the next 12 months.  Our intention is to obtain this money through this offering. We intend to use the proceeds from this offering to finance our ongoing operations and implementation of our short-term (12 months) business plan (see Plan of Operations, page 25). As of the date of this Registration Statement we do not have any other arrangements of sources of financing beside anticipated proceeds from this offering and proceeds from future sales.

We anticipate future capital requirements for financing of our ongoing operations to be approximately $70,000 per year. In addition we will require approximately $390,000 over a five-year period for development and introduction of new services and products.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g. bank loan, line of credit, shareholder loan) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits sufficient to cover our operating costs or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

DESCRIPTION OF OUR BUSINESS AND PROPERTIES

You should rely only on the information contained in this Prospectus or any supplement hereto.  We have not authorized anyone to provide you with different information.  If anyone provides you with different information, you should not rely on it.  We are not making an offer to sell the shares in any jurisdiction where the offer is not permitted.  You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus regardless of the date of delivery of this Prospectus or any supplement hereto, or the sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since that date.

We were formed on October 22, 2010. Halton Universal Brands Inc. is a brokerage, consulting and marketing firm specializing in brand consulting and new product strategy consulting for emerging brands. We focus on natural food products, specialty food products and mass market grocery items that are manufactured in North America and seek new market penetration in Eastern European countries. We offer services that fall into three major categories: strategic management consulting, sales brokerage, and marketing. Our main areas of focus have been in the grocery, specialty food and health supplement channels, serving manufacturers and distributors. By providing a comprehensive range of services for our manufacturer clients, we can maximize the efficiency of new product launches, line expansions and promotional efforts for products already on the market.

Competition

The emergence of Russia as a major food and grocery consuming nation prompted the entry of food and grocery industry companies from Europe, Asia, the U.S., Canada and Latin-Central America to the country of about 143 million and created a growing higher-income consuming class, as well as the beginnings of a middle class.

There are already product suppliers importing food products into Russia, ranging from fresh produce, meats and other perishables to shelf-stable food products and organic products. Suppliers who have already entered Russian grocery market are looking to expand their product reach in the increasingly affluent nation through improvement in logistics and opening up of upscale supermarkets. Other companies are looking to penetrate the Russian grocery market.

Generally, food manufacturers either use an international food broker located in the country that they want to expand into or using a food broker located outside the country that specializes in selling and marketing local products overseas. An international food broker is deals on an international scale and helps food companies market and sell their products overseas. Selling to international grocery chains and supermarkets is more complicated than trying to sell to a domestic supermarket and it requires the expert knowledge that an international food broker can provide.

Most international food brokers specialize in a particular area to provide a better service to their clients, such as frozen food, confectionary and seafood. The natural and organic products categories, along with imported specialty, gourmet and ethnic food and grocery products, are still in the development stage in Russia. As Russian consumers are becoming more interested and demand for natural and organic food is expanding, Russia is becoming a growing market for Western and Asian suppliers of natural and organic food products. Many Russian distributors and marketing agencies are offering their expertise on how to enter the Russian food and grocery market, Russian consumer behavior and other related topics to help facilitate food companies’ expansion into the Russian grocery market.

National food distributors that operate on the Russian market also offer their in-house marketing brand consulting services for food manufacturers who want to begin selling their products in Russia. They have teams of highly trained professionals who will work with their clients to provide services, such as sales, marketing and brokerage services.  For example, Global Foods (www.globalfoods.ru) is one of the leaders in providing distribution and sales services to food companies and other grocery products on Russian markets. The company provides professional consulting services for new vendors, organizes seminars on how to introduce new products to the market and provides marketing services for food companies. There are many other players on the market such as Hong Kong based Astra Pacific Group, Trading Co., Ltd., and Asortiment OOO, which provides sales and distribution services for European products and   operates in more than 70 Russian regions. Other distribution companies include Zelman Intertrade GmbH Germany (www.zelman.de), La Bio (www.la-bio.ru. ), an exclusive distributor of organic products in Russia, Garpun OOO (www.garpungroup.ru), Original Drinks OOO ( www.original-drinks.com), and Agent-Product (www.agentprodukt.ru ), which markets and sells North American confectionary products and other food products.

There are also a growing number of consulting firms that offers similar services. Respek-Konsalt provides consulting services and brokerage services, including accounting, legal services and outsourcing to companies importing fresh perishable goods to the Russian market.

Our competitors vary in size and in the variety of services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources and an established client base. These competitors may be able to adapt more quickly to new or emerging product development and marketing technologies and changes in customer requirements. They may also be able to devote greater resources to the promotion and sales of their services than we can, or may adopt more aggressive pricing policies. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

Our Business

Description of Business

Halton Universal Brands Inc. is a brokerage, consulting and marketing firm specializing in brand consulting and new product strategy consulting for emerging brands. We focus on natural food products, specialty food products and mass market grocery items that are manufactured in North America and seek new market penetration in Eastern European countries. We offer services that fall into three major categories: strategic management consulting, sales brokerage, and marketing. Our main areas of focus have been in the grocery, specialty food and health supplement channels, serving manufacturers and distributors. By providing a comprehensive range of services for our manufacturer clients, we can maximize the efficiency of new product launches, line expansions and promotional efforts for products already on the market.

Our current services include:

Brand Consultancy

We perform a comprehensive evaluation of the brand in question and present a brand plan report to the client, outlining strategic steps that need to be taken when introducing the product into the target market. For products already on the market, we can evaluate brand recognition, current marketing efforts, as well as gauge reception of the product by distributors, brokers and buyers who we are in contact with. The brand audit is essential to our process of successful introduction of new products into the market. We charge an hourly rate for the brand audit report preparation, or a flat-rate fee negotiated in advance with the client. As well as a standalone one-off service, we also offer brand consultancy on an on-going basis as part of our marketing services to clients.

Marketing Services

We provide ongoing marketing services to our customers, which include both strategy and execution elements. We work closely within set brand positioning targets for each product, including messaging, price point and overall impression. Our marketing services include: point-of-sale display design, printing, assembling and delivery on site; sell sheet design, printing and distribution; trade show and consumer show research, booth design consulting, assistance with staffing, coordination; both short-term and long-term promotion planning with profit targets and distributor targets in mind; labeling requirement research and consulting; market research and consulting on price point, new product introduction strategy. Our marketing services are charged on an hourly basis.

Sales Brokerage Services

If the client chooses to retain us as their sales broker of record for the target market, we provide a full-range sales brokerage service package. We represent the clients' products in the target market, calling on distributor and store buyer contacts, advising on promotions, conducting store checks, representing the products at sales road shows and trade shows. Brokerage services are usually charged based on a negotiated monthly fee until sales reach a certain quarterly target, after which, we charge a fee based on percentage of total sales conducted by us.

Consulting Services

We provide consulting services in two areas: new product development and distribution strategy. New product development services are offered to manufacturers whose products are still in the development stages, or who are developing new products for a particular target market, whether geographical or socioeconomic. We consult on product strategy, package design, sourcing of suppliers and raw materials, assistance with regulatory compliance and product launch strategy. We also consult for clients who require help with their distribution strategy, advising on streamlining the supply chain, effective inventory management, product promotions and selection of promotional materials, carton design and labeling and maintaining relationships with buyers through efficient reporting.

Geographical scope

Our directors Elena Shmarihina and Alexander Averchenko have experience working with food manufacturer brands on the Russian market. They have both worked as sales representatives for food companies. We rely on the expertise and experience of our directors, Elena Shmarihina and Alexander Averchenko for their knowledge of the Russian food industry. We intend to provide our services on the same market by attracting clients who are based in the U.S. Our main focus is to retain U.S. companies as our clients, but we are also able to serve clients based in other countries who want to retain us to provide brokerage and consulting services to facilitate their brand penetration into the Russian market.

Compliance with Government Regulation

We do not require any government approval for our services. We will be subject to local and international laws and regulations that relate directly or indirectly to our operations.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.  We do not believe that government regulation will have a material impact on the way we conduct our business.

Plan of Operations

We expect to complete our offering within two to six months from the effective date of our registration statement.

Our plan over the next twelve months is to expand our client base and to introduce new consulting services. This will allow us to add revenue streams outside of our current consulting services, as well as potentially expand our client base. Depending on the amount of money raised in this offering, we plan to expand our service offerings to introduce a limited product sampling program to manufacturers. The scope of the expansion will depend on the amount raised in this offering.

Our twelve-month plan of operations is as follows:

January – March 2014

In the first quarter of 2014, we plan on attending the Natural Products Expo West trade show that is held in Anaheim, CA on March 6-9, 2014. We will target food companies exhibiting at the show as potential new clients for our consulting and brokerage services. To expand our client base, we will research potential clients, solicit them at the show and follow up in the three to four weeks after the show date. In addition to attendance of the trade show, we will continue to serve our current clients, as well as searching for new leads by cold-calling and making presentations over the phone and in person to potential customers. We plan to finance this phase of our plan of operations by cash flow from operations.

April – June 2014

We will continue our Expo West campaign by following up and presenting our services to exhibitors. We expect this will involve telephone presentations, and potentially in person meetings with prospective clients. We will also continue to search for new clients through other channels and servicing our existing customers. During this period, we will also devote time to market research related to the potential product sampling program we would implement if we raise the minimum amount of financing. This would involve research of software providers for purchase of Customer Relations Management software and a direct mail manager, creation of implementation plan and general market research required to launch the service. We plan to finance this phase of our plan of operations by cash flow from operations.

July – September 2014

We plan on attending the Summer Fancy Food Show, held on June 29 to July 1, 2014 in New York City, New York, in order to expand our client base, as well as following up on existing leads and servicing our existing customers. Attendance of the show will generate many potential leads to solicit for the 6-8 weeks after the show. We will also continue to serve our existing customers and follow up on leads from Expo West. We plan to finance this phase of our plan of operations by cash flow from operations.

October – December 2014

We will continue to expand our client base with sales presentations to potential new customers, as well as servicing our existing customers. We plan to finance this phase of our plan of operations by cash flow from operations.

In addition to the core business plan for 2014, if we raise the minimum amount, we also plan to:

a)       Invest in development of a new service offering – product sampling consulting. We plan to offer a new way for emerging products to gain market penetration – a product sampling program. The product sampling program will enable our manufacturer clients to create a campaign to distribute small sample-sized units of their product to potential customers. Halton Universal will provide the following services to clients who will engage us for the product sampling program: creation of strategic marketing campaign in the form of a presentation, compilation of database of addresses of potential customers for sample distribution, consulting on cost management and tracking response and return on investment, distribution of samples, response tracking services to measure customer response.

To develop this service offering, we will need to invest approximately $10,000 for new software and computer (Customer Relations Management software and a direct mail manager, at an approximate cost of $5,200 for 2 years, billed annually, as well as a personal computer at a cost of $1,400), addition of a webpage to our website outlining the services (approximate cost of $800), market research and travel expenses (attendance of industry expo, approximate cost of $2,600).

b)       Invest in marketing and advertising. We plan to create a marketing campaign to expand our client base and raise awareness of our services. We expect to spend approximately $4,000 to improve our website, design and print new brochures.

c)       Core business expansion. We plan to use the rest of the money raised through this offering to expand our core business by marketing our services through travel to industry trade shows to acquire new manufacturer clients.

If we raise the maximum amount, we plan to implement the aforementioned plan of investing in a marketing campaign and expanding our core business. In addition, we want to expand our services by developing a comprehensive system of product e-sampling, which will include an online component. Our e-sampling program will allow clients to engage potential consumers via an online presence, including a branded microsite for the brand. We will work with each client to develop the sample campaign, including consulting on development of the sample product. We will manage fulfillment of sample requests, gauge consumer feedback, collect data on the effectiveness of the campaign and provide comprehensive reports to the client.

This service is different from the product sampling program we will develop if we raise the minimum amount. The product sampling program will allow us to serve clients who wish to implement a sampling program on a basic level, with singular individual sampling campaigns, limited in scope and duration. The e-sampling program will allow us to provide a wider range of services, expand the handling capacity of samples we can process for distribution, and engage clients for longer periods of time. We expect to spend approximately $100,000 to develop the new revenue stream, including website development, research costs, logistics network development, purchase or development of new software.

The long-term plan also involves creation of a sampling network of consumers in potential target markets who will sign up via a website to receive samples from our client brands and provide feedback. We expect to spend approximately $95,000 on creation of the sampling network website, marketing and promotion to potential consumers.

To create the product sampling revenue stream, we plan to hire a full-time employee with experience in marketing promotions and direct mail campaigns. We expect to spend approximately $45,000 on the new full-time employee. All future hiring will be subject to financing and sufficient cash flow from operations. If we raise the minimum amount of proceeds from this offering we may not be able to hire additional employees.

Long-term Plan of Operations

Our long-term, five-year plan is to expand our client base, introduce new services subject to financing and sufficient cash flow from operations, and continue marketing our services to potential clients. There is no assurance we will be successful in completing our short-term plan of operations or achieving profitable operations necessary to implement our long-term plan.

Financing

We intend to raise a minimum of $32,000 and up to a maximum of $400,000 of gross proceeds from this Offering.  Management believes that if we raise the minimum amount we will have sufficient cash flow to implement our short-term business plan and to meet our capital requirements for at least the next 12 months.  Management expects to keep operating costs to a minimum until cash is available through financing or operating activities.  If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.

Description of Property

Our principal executive offices are located at 7473 W. Lake Mead Blvd, Suite 100, Las Vegas, NV 89128 and our telephone number is (702) 224-2286.  Our primary website address is www.haltonuniversal.com. We do not hold ownership or leasehold interest in any property and pay our rent on a monthly basis.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our executive officers and Directors and their respective ages as of the date of this Prospectus are as follows:

Name	Age	Position

Elena Shmarihina	43	President, Chief Executive Officer, Director
Alexander Averchenko	55	Treasurer, Chief Financial Officer, Secretary, Director

The Directors will serve as Directors until our next annual shareholder meeting or until a successor is elected who accepts the position.  Directors are elected for one-year terms.  Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Halton Universal Brands affairs.

Currently, Elena Shmarihina, our President, Chief Executive Officer and Director and Alexander Averchenko our Treasurer, Chief Financial Officer and Director each commit between 20% and 25% of their time to our business in their capacities as officers and directors.

Elena Shmarihina.  Mrs. Elena Shmarihina has served as the President, Chief Executive Officer of Halton Universal Brands since February of 2013. Elena Shmarihina studied Economics and International Trade and throughout her career worked as sales and marketing manager. She was responsible for directing, supervising and developing a sales team in order to meet or exceed sales goals for several food manufacturers. She managed marketing programs, collateral material production, and ensuring that product labeling is compliant with labeling regulations. She was involved in regulatory evaluation and testing for new product lines to ensure that they are complaint with government regulations from nutrition labeling. She has years of proven sales management experience in the food distribution industry as well as marketing experience, with knowledge of direct marketing and social media marketing techniques.

For the past five years, Mrs. Shmarihina managed her own consultancy company, Gourmet Food Consult. Gourmet Food Consult provides brokerage services to specialty food companies in Russia. Mrs. Shmarihina acts as broker of record for Gourmet Food Consult's clients, representing them to buyers. Currently Mrs. Shmarihina also works for Baccarat Chocolatier in Moscow, Russia. She is responsible for launching this brand in the Moscow region and providing product-specific marketing support to the brand’s sales team, including development and ongoing maintenance of direct marketing collateral. None of her current and former clients, or companies she worked for, is a parent, subsidiary or other affiliate of Halton Universal Brands.

Alexander Averchenko. Mr. Averchenko holds a Master Degree in Business Administration and was involved in food brokerage and distribution for over 20 years. He worked with many national and international food manufacturers over the course of his career as a food broker. He had developed strong relationships with senior buyers of many grocery chains and independent grocery stores. He was also involved in distribution of wine and spirits throughout Siberian and Eastern regions of Russia. Mr. Averchenko was responsible for expansion of sales territories, signing contracts with agent and local distributors, contract management and customer service. He worked in a management capacity with a team of sales professionals. For the past five years, Mr. Averchenko has been working for a private food brokerage company, OOO Phoenix Foods. OOO Phoenix Foods is a food and health product brokerage firm and Mr. Averchenko works as a sales representative and broker of record for the company's clients. None of his current and former clients, or companies he worked for, is a parent, subsidiary or other affiliate of Halton Universal Brands.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers from inception on October 22, 2010 through December 31, 2012, our fiscal year end.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value &
							Non-quali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)	($)	($)	($)	(S)	($)	($)*	($)
E. Shmarihina, President, CEO	2012	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0

A. Averchenko, CFO, Treasurer	2012	0	0	0	0	0	0	800	800
	2011	0	0	0	0	0	0	0	0

E. Popoff, former President, CEO	2012	0	0	0	0	0	0	10,000	10,000
	2011	0	0	0	0	0	0	0	0

* - During our fiscal 2012 the company's chief financial officer provided consulting services to the company at $400 per month starting November 2, 2012. These services include, but not limited to: accounting, coordination of annual audits and quarterly reviews, management and review of legal documentation and ensuring timely fulfillment of all regulatory filings.

During the nine months ended September 30, 2013 the Company’s President and Chief Executive Officer provided management consulting services at $400 per month starting March 1, 2013. These services include sourcing and implementing new business opportunities, raising financing reasonably required from time to time by the Company, overseeing a coordinator for all required accounting, reporting and disclosure and fulfilling any other needed non-administrative functions.

During the nine months ended September 30, 2013 the Company incurred $2,800 in management consulting services with the President of the Company and $3,600 in consulting services with Chief Financial Officer of the Company.

The following table sets forth information with respect to compensation paid by us to our directors during the period from inception on October 22, 2010 through September 30, 2013.

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Change in
Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified	All
	or			Incentive	Deferred	Other
	Paid in	Stock	Option	Plan	Compensation	Compen-
	Cash	Awards	Awards	Compensation	Earnings	sation	Total
Name	($)	($)	($)	($)	($)	($)	($)

E. Shmarihina	0	0	0	0	0	0	0
A. Averchenko	0	0	0	0	0	0	0

All compensation received by our current officers and directors has been disclosed. There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors

Our directors do not receive any compensation for serving as a member of the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of September 30, 2013, of our common stock by each of our Directors, and by all executive officers and Directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities.  As of September 30, 2013, and November 7, 2013, there were 4,000,000 common shares issued and outstanding.  All persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Percent of Class After Offering with Minimum Number of Shares Sold	Percent of Class After Offering with Maximum Number of Shares Sold
		(1)	(%)	(%)	(%)

Common	Elena Shmarihina, President C.E.O., and Director	2,000,000	50.00	27.78	4.55

Common	Alexander Averchenko ,C.F.O., and Director	2,000,000	50.00	27.78	4.54

	All Officers and Directors as a Group that consists of two persons	4,000,000	100.00	55.56	9.09
(1) - Includes shares that could be obtained by the named individuals within the next 60 days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into transactions with our officers, Directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock or family members of these persons wherein the amount involved exceeds the lesser of $120,000 or one percent company's total assets at year end for the last completed fiscal year.

Consulting services provided by the President and Chief Financial Officer for nine months ended September 30, 2013, for the year ended December 31, 2012 and 2011 were as follows:

	For the Nine Months Ended September 30, 2013	For the Fiscal Year Ended December 31, 2012	For the Fiscal Year Ended December 31, 2011

President, Chief Executive Officer	$2,800	$-	$-
Former President, Chief Executive Officer	5,000	10,000	-
Chief Financial Officer	3,600	800	-
	$11,400	$10,800	$-

During the nine months ended September 30, 2013, $5,000 of these related party consulting services was recognized in cost of revenues and $6,400 in general and administrative expenses. During the twelve months ended December 31, 2012, $8,000 of these related party consulting services was recognized in cost of revenues and $2,800 in general and administrative expenses.

Accounts Payable – Related Parties

As at September 30, 2013, December 31, 2012 and 2011 the Company owed its directors and officers $7,200, $12,880 and $680 respectively. These amounts represent unpaid consulting fees, cash advances and expenses incurred on behalf of the Company as follows:

	September 30, 2013	December 31, 2012	December 31, 2011
Consulting fees	$7,200	$10,800	$-
Cash advances *	-	1,400	-
Office expenses	-	450	450
Incorporation costs	-	230	230
	$7,200	$12,880	$680

* - From time to time, the president and chief executive officer of the Company provides advances to the Company for its working capital purposes. These advances bear no interest and are due on demand.

We did not have any promoters besides our directors at any time during the past five fiscal years.

DESCRIPTION OF SECURITIES

Common Stock

The authorized capital stock of Halton Universal Brands Inc. consists of 75,000,000 common shares, $0.001 par value.  Holders of the common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of common stock are entitled to share equally in dividends from sources legally available, therefore, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of Halton Universal Brands, whether voluntary or involuntary, to share equally in the assets of Halton Universal Brands available for distribution to stockholders.

The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by Halton Universal Brands' Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of Directors can elect all the Directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of Halton Universal Brands’ common stock are entitled to dividends if declared by the Board of Directors out of funds legally available.  Halton Universal Brands does not anticipate the declaration or payment of any dividends in the foreseeable future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, Halton Universal Brands’ financial condition, capital requirements, general business conditions, and other factors.  Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common stock prevailing from time to time. The sale of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common stock.

No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder.  Our 4,000,000 issued and outstanding shares have been held since December, 2012 and September 2013, and are subject to the sale limitations imposed by Rule 144.  Under Rule 144, since our Directors an affiliate as defined in that rule, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

The eventual availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the effect of delaying or preventing a change in control.

LEGAL PROCEEDINGS

No officer, Director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.  We are not aware of any pending or threatened legal proceedings which involve Halton Universal Brands Inc.

During the past ten years, Mrs. Shmarihina and Mr. Averchenko have not been the subject of the following events:

1.  Any bankruptcy petition filed by or against any business of which Mrs. Shmarihina, or Mr. Averchenko were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.  An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mrs. Shmarihina’s, or Mr. Averchenko’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against  such  liabilities  is asserted by one of our  Directors, officers  or controlling persons in connection with the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter has been  settled by controlling  precedent,  submit the question of whether such indemnification is against  public  policy to court of  appropriate  jurisdiction.  We will then be governed by the court's decision.

INTEREST OF NAMED EXPERTS AND COUNSEL

Our financial statements included in this  Prospectus  and the  Registration Statement  have been audited by Cutler & Co.LLC, Registered Certified Public Accountants,  to the  extent  and for the  periods  set  forth in  their  report appearing  elsewhere in this document and in the  registration  statement  filed with the SEC,  and are  included  in reliance  upon such  report  given upon the authority of said firm as experts in auditing and accounting.

Harrison Law, P.A., our legal counsel, has provided an opinion on the validity of our common stock.  We retained the counsel solely for the purpose of providing this opinion and have not received any other legal services from this firm.

ADDITIONAL INFORMATION

We have filed with the Commission a Registration Statement on Form S-1 under the 1933 Act with respect to the securities offered by this Prospectus.  This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this Prospectus, reference is made to the Registration Statement.  The Registration Statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

REPORTS TO SECURITY HOLDERS

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

FINANCIAL STATEMENTS

HALTON UNIVERSAL BRANDS INC.

(A DEVELOPMENT STAGE COMPANY)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 (Unaudited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011 (Audited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO DECEMBER 31, 2012 (Audited)

Index to the Financial Statements

Contents	Page

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets at September 30, 2013, December 31, 2012 and 2011	F-2

Statements of Operations for the Nine Months Ended September 30, 2013 and 2012,the Twelve Months  Ended  December 31, 2012 and 2011, for the Period  from  October 22, 2010 (Inception) through  December 31, 2012 and the Period  from  October 22, 2010 (Inception) through  September 30, 2013

F-3

Statement of Stockholders’ (Deficit) for the Period from October 22, 2010 (Inception) through September 30, 2013	F-4

Statements of Cash Flows for the Nine Months Ended September 30, 2013 and 2012, the Twelve Months  Ended  December 31, 2012 and 2011, for the Period  from  October 22, 2010 (Inception) through  December 31, 2012 and  the Period  from  October 22, 2010 (Inception) through  September 30, 2013

F-5

Notes to the Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Halton Universal Brands Inc.

793 Center Street, Suite 479

Lewiston, NY 14092-1705

We have audited the accompanying balance sheets of Halton Universal Brands Inc. (a development stage company) as of December, 31 2012 and 2011 and the related statement of operations, changes in stockholders' deficit and cash flows for the years then ended and the period from Inception (October  22, 2010) to December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Halton Universal Brands Inc. as December, 31 2012 and 2011 and the related statement of operations, changes in stockholders' deficit and cash flows for the years then ended and the period from Inception (October 22, 2010) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements the Company has suffered losses from operations since Inception (October 22, 2010) and currently does not have sufficient available funding to fully implement its business plan. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cutler & Co, LLC

Cutler & Co, LLC

Denver, Colorado

October 29, 2013

2460 West 26th Avenue, Suite 380C, Denver, Colorado 80211   •   Phone: 303.968.3281   •   Fax: 303.463.5416   •   www.cutlerandcocpas.com

Registered as a US public accounting firm in the State of Colorado; license number FRM-13300.

HALTON UNIVERSAL BRANDS INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS

	September 30, 2013	December 31, 2012	December 31, 2011
ASSETS	(Unaudited)	(Audited)	(Audited)
Current Assets:
Cash	$ 4,558	$ 15,791	$ -
Prepaid expenses	3,587	65	-
Total current assets	8,145	15,856	-
Total Assets	$ 8,145	$ 15,856	$ -

LIABILITIES AND STOCKHOLDER'S (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$ 32,844	$ 10,065	$ 2,000
Accounts payable - related parties	7,200	12,880	680
Total current liabilities	40,044	22,945	2,680
Total Liabilities	40,044	22,945	2,680

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $0.001 per share, 75,000,000 shares authorized; 4,000,000, 2,000,000 and 0 shares issued and outstanding as of September 30, 2013 and December 31, 2012 and 2011, respectively	4,000	2,000	-
Deficit accumulated during the development stage	(35,899)	(9,089)	(2,680)
Total stockholders' (deficit)	(31,899)	(7,089)	(2,680)
Total Liabilities and Stockholder's (Deficit)	$ 8,145	$ 15,856	$ -

See Accompanying Notes to Financial Statements

HALTON UNIVERSAL BRANDS INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS
	Nine Months Ended September 30, 2013 (Unaudited)	Nine Months Ended September 30, 2012 (Unaudited)	Year Ended December 31, 2012 (Audited)	Year Ended December 31, 2011 (Audited)	Cumulative From Inception (October 22, 2010) Through December 31, 2012 (Audited)	Cumulative From Inception (October 22, 2010) Through September 30, 2013 (Unaudited)
Revenue earned during the development stage	$ 7,800	$ -	$ 12,482	$ -	$ 12,482	$ 20,282
Cost of revenue	6,000	-	8,000	-	8,000	14,000
Gross margin	1,800	-	4,482	-	4,482	6,282

Operating Expenses:
Compensation - officers	6,400	-	800	-	800	7,200
General and administrative	21,210	2,697	5,091	-	5,771	26,981
Professional fees	1,000	-	5,000	1,000	7,000	8,000
Total operating expenses	28,610	2,697	10,891	1,000	13,571	42,181
Income (Loss) from Operations	(26,810)	(2,697)	(6,409)	(1,000)	(9,089)	(35,899)
Income tax provision	-	-	-	-	-	-
Net Loss	$ (26,810)	$ (2,697)	$ (6,409)	$ (1,000)	$ (9,089)	$ (35,899)

Net Loss Per Common Share:
Net loss per common share - Basic and Diluted	$ (0.01)	$ - *	$ (0.39)	$ - *

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	2,007,326	- *	16,438	- *

*No shares of common stock were issued and outstanding during these periods.

See Accompanying Notes to Financial Statements

HALTON UNIVERSAL BRANDS INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF STOCKHOLDERS’ (DEFICIT) FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) THROUGH SEPTEMBER 30, 2013
Description	Common stock		Accumulated Deficit	Total
	Shares	Amount

Balance - October 22, 2010 - audited	-	$ -	$ -	$ -

Net loss	-	-	(1,680)	(1,680)
Balance - December 31, 2010 - audited	-	-	(1,680)	(1,680)

Net loss	-	-	(1,000)	(1,000)
Balance - December 31, 2011 - audited	-	-	(2,680)	(2,680)

Common stock issued for cash at $0.001 per share	2,000,000	2,000	-	2,000
Net loss	-	-	(6,409)	(6,409)
Balance - December 31, 2012 - audited	2,000,000	2,000	(9,089)	(7,089)

Common stock issued for cash at $0.001 per share	2,000,000	2,000	-	2,000
Net loss	-	-	(26,810)	(26,810)
Balance - September 30, 2013 (Unaudited)	4,000,000	$ 4,000	$ (35,899)	$ (31,899)

See Accompanying Notes to Financial Statements

HALTON UNIVERSAL BRANDS INC. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS
	Nine Months Ended September 30, 2013 (Unaudited)	Nine Months Ended September 30, 2012 (Unaudited)	Year Ended December 31, 2012 (Audited)	Year Ended December 31, 2011 (Audited)	Cumulative From Inception (October 22, 2010) Through Dec. 31, 2012 (Audited)	Cumulative From Inception (October 22, 2010) Through September 30, 2013 (Unaudited)
Operating Activities:
Net Loss	$ (26,810)	$ (2,697)	$ (6,409)	$ (1,000)	$ (9,089)	$ (35,899)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in Operating Assets and Liabilities-
Prepaid expenses	(3,522)	(2,087)	(65)	-	(65)	(3,587)
Accounts payable and accrued liabilities	5,699	2,284	8,065	1,000	10,065	32,844
Accounts payable - related party	11,400	2,500	12,200	-	12,880	7,200
Net Cash Used in Operating Activities	(13,233)	-	13,791	-	13,791	558

Investing Activities:	-	-	-	-	-	-

Financing Activities:
Proceeds from issuance of common stock	2,000	-	2,000	-	2,000	4,000
Net Cash Provided by Financing Activities	2,000	-	2,000	-	2,000	4,000

Net Change in Cash	(11,233)	-	15,791	-	15,791	4,558
Cash - Beginning of Period	15,791	-	-	-	-	-
Cash - End of Period	$ 4,558	$ -	$ 15,791	$ -	$ 15,791	$ 4,558

Cash paid during the period for:
Interest	$ -	$ -	$ -	$ -	$ -	$ -
Income tax paid	$ -	$ -	$ -	$ -	$ -	$ -

See Accompanying Notes to Financial Statements

HALTON UNIVERSAL BRANDS INC.

(A DEVELOPMENT STAGE COMPANY)

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 (Unaudited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011 (Audited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO DECEMBER 31, 2012 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

Note 1 – organization and operations

Halton Universal Brands Inc. (the “Company”) was incorporated under the laws of the State of Nevada on October 22, 2010.  The Company is a brokerage and brand consultancy firm specializing in product development, brand consultation, product launches and brokerage services for manufacturers of grocery, specialty food and health supplements.

Note 2 – summary of significant accounting policies

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  Although the Company has recognized nominal amounts of revenue, it is still devoting substantially all of its efforts on establishing the business.  All losses accumulated since Inception (October 22, 2010) have been considered as part of the Company’s development stage activities.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; income tax rate, income tax provision and valuation allowance of deferred tax assets; and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

HALTON UNIVERSAL BRANDS INC.

(A DEVELOPMENT STAGE COMPANY)

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 (Unaudited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011 (Audited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO DECEMBER 31, 2012 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements.

To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable and accrued expenses, approximate their fair value because of the short maturity of those instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not however practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash and cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

HALTON UNIVERSAL BRANDS INC.

(A DEVELOPMENT STAGE COMPANY)

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 (Unaudited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011 (Audited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO DECEMBER 31, 2012 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

Pursuant to Section 850-10-20 the Related parties include: a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

HALTON UNIVERSAL BRANDS INC.

(A DEVELOPMENT STAGE COMPANY)

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 (Unaudited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011 (Audited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO DECEMBER 31, 2012 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

The Company derives its revenues from sales contracts with its customer with revenues being generated upon rendering of services.  Persuasive evidence of an arrangement is demonstrated via invoice; service is considered provided when the service is delivered to the customers; and the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.

Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted the provisions of paragraph 740-10-25-13 of the FASB Accounting Standards Codification. Paragraph 740-10-25-13 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no unrecognized tax liabilities or benefits in accordance with the provisions of Section 740-10-25 at September 30, 2013 and December 31, 2012 and 2011.

Net income (loss) per common share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

HALTON UNIVERSAL BRANDS INC.

(A DEVELOPMENT STAGE COMPANY)

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 (Unaudited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011 (Audited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO DECEMBER 31, 2012 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

There were no potentially dilutive shares outstanding as of September 30, 2013 and December 31, 2012 and 2011.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at September 30, 2013, December 31, 2012 and 2011 a net loss for the period from October 22, 2010 (Inception) through September 30, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.

Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect.

HALTON UNIVERSAL BRANDS INC.

(A DEVELOPMENT STAGE COMPANY)

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 (Unaudited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011 (Audited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO DECEMBER 31, 2012 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 4 – related party transactions

Consulting services from President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer

Consulting services provided by the President, Chief Executive Officer, Secretary and Treasurer and Chief Financial Officer for the nine months ended September 30, 2013 and for the fiscal years ended December 31, 2012 and 2011 were as follows:

	For the Nine Months Ended September 30, 2013	For the Fiscal Year Ended December 31, 2012	For the Fiscal Year Ended December 31, 2011

President, Chief Executive Officer	$2,800	$-	$-
Former President, Chief Executive Officer	5,000	10,000	-
Chief Financial Officer, Secretary and Treasurer	3,600	800	-
	$11,400	$10,800	$-

During the nine months ended September 30, 2013, $5,000 of these related party consulting services was recognized in cost of revenues and $6,400 in general and administrative expenses. During the twelve months ended December 31, 2012, $8,000 of these related party consulting services was recognized in cost of revenues and $2,800 in general and administrative expenses.

Accounts Payable – Related Parties

As at September 30, 2013, December 31, 2012 and 2011 the Company owed its directors and officers $7,200, $12,880 and $680 respectively. These amounts represent unpaid consulting fees, cash advances and expenses incurred on behalf of the Company.

Note 5 – stockholders’ equity (deficit)

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is seventy-five million (75,000,000) shares of common stock, par value $0.001 per share.

Common stock

On December 28, 2012, the Company sold 2,000,000 shares of its common stock at par to one of the directors for $2,000 in cash. On September 30, 2013, the Company sold 2,000,000 shares of its common stock at par to the other director for $2,000 in cash.

HALTON UNIVERSAL BRANDS INC.

(A DEVELOPMENT STAGE COMPANY)

 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012 (Unaudited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO SEPTEMBER 30, 2013 (Unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2012 AND 2011 (Audited)

FOR THE PERIOD FROM INCEPTION (OCTOBER 22, 2010) TO DECEMBER 31, 2012 (Audited)

NOTES TO THE FINANCIAL STATEMENTS

Note 6 – income tax

Deferred Tax Assets

At September 30, 2013, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $35,899 that may be offset against future taxable income through 2033.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $5,385, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance.

Components of deferred tax assets at September 30, 2013, December 31, 2012 and 2011 are as follows:

	September 30, 2013	December 31, 2012	December 31, 2011
Net deferred tax assets – Non-current:
Expected income tax benefit from NOL carry-forwards	$5,385	$1,363	$402
Less valuation allowance	(5,385)	(1,363)	(402)
Deferred tax assets, net of valuation allowance	$-	$-	$-

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $4,022 during the nine months ended September 30, 2013 and $961 and $150 for the fiscal years ended December 31, 2012 and 2011 respectively.

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Nine Months Ended September 30, 2013	For the Fiscal Year Ended December 31, 2012	For the Fiscal Year Ended December 31, 2011

Federal statutory income tax rate	15.0%	15%	15%
Change in valuation allowance on net operating loss carry-forwards	(15.0)%	(15.0)%	(15.0)%
Effective income tax rate	0.00%	0.0%	0.0%

Note 7 – subsequent events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be disclosed.

________________

[Back Page of Prospectus]

PROSPECTUS

SHARES OF COMMON STOCK

3,200,000 Minimum – 40,000,000 Maximum

HALTON UNIVERSAL BRANDS INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be paid in connection with the common stock being registered, all of which will be paid by Halton Universal Brands Inc. (on behalf of itself and the selling stockholders) in connection with this Offering.  All amounts are estimates:

Accounting and audit fees	$3,500
Filing fees	1,500
Legal fees and expenses	1,200
Securities and Exchange Commission registration fee	46
Transfer Agent Fees	1,000
Total:	$7,246

IDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or Director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or Director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or Director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to our Directors Alexander Averchenko (2,000,000) and Elena Shmarihina (2,000,000) in December of 2012 and September of 2013 respectively.  The total amount received from this Offering was $4,000.  We completed this offering pursuant to Regulation S of the Securities Act.

The offer and sale of all shares of our common stock listed above were affected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Regulation S promulgated under the Securities Act.  The investor acknowledged the following: subscriber is not a United States Person, nor is the subscriber acquiring the shares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the subscriber to purchase the units have been obtained from United States Persons.  For purposes of the Subscription Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;  (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

FINANCIAL STATEMENT SCHEDULES

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

EXHIBITS

The exhibits listed under here below are filed as part of this Form S-1:

3.1	Articles of Incorporation *
3.2	Bylaws *
4.2	Subscription Agreement *
5.1	Legal Opinion *
10.1	Consulting Agreement, President and Chief Executive Officer *
10.2	Consulting Agreement, Chief Financial Officer *
23.1	Consent of Cutler & Co. LLC, Independent Registered Certified Public Accountants

* -  Previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.     To file, during any period in which it offers or sells securities, a post- effective amendment to this registration statement to:

                (a)           include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)           reflect in the prospectus any facts or events which,  individually or together, represent a fundamental change in the information set forth  in this registration statement; and notwithstanding the forgoing, any increase or decrease  in volume of  securities  offered (if the total dollar value of  securities  offered  would not exceed that which was  registered)  and  any deviation  from  the  low or  high  end of the estimated  maximum  offering  range may be  reflected  in the form of prospectus  filed with the commission  pursuant to Rule 424(b) if, in the aggregate,  the changes in the volume and price represent no more than a 20% change in the maximum  aggregate  offering price set forth in the  "Calculation  of  Registration  Fee"  table in the  effective registration Statement; and

                (c)           include any additional or changed material information on  the plan of distribution.

2.    That, for the purpose of determining  any liability  under the  Securities Act,  each  such  post-effective  amendment  shall be  deemed to be a  new registration statement relating to the securities offered herein, and  the offering  of such  securities  at that  time  shall be  deemed  to be  the initial bona fide offering thereof.

3.    To remove from registration by  means of a post-effective amendment any of the  securities  being  registered  hereby  which  remain  unsold  at  the termination of the offering.

4.    That, for determining  our  liability  under  the  Securities  Act  to any purchaser in the initial distribution of the securities, we undertake that in  a  primary  offering  of  our securities pursuant to this registration statement,  regardless  of  the  underwriting  method  used  to  sell  the securities to the purchaser, if the securities are offered or sold to       such purchaser by means of any of the following  communications,  we  will be a seller  to  the  purchaser  and  will  be considered to offer or sell such securities to such purchaser:

(i)         any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant  to  Rule 424 (Section 230.424 of this chapter);

(ii)        any free writing prospectus relating to the  offering  prepared by or on our behalf or used or referred to by us;

        (iii)      the  portion  of any other free writing prospectus  relating  to  the offering containing  material  information  about us or our securities provided by or on behalf of us; and

  (iv)   any other communication that is  an  offer in the offering made by us to the purchaser.

Each prospectus filed pursuant  to  Rule 424(b) as  part  of  a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed  in  reliance  on Rule 430A, shall be deemed to be part of and included in the registration statement  as  of the date it is first used after effectiveness.  Provided, however, that no statement made in  a  registration  statement  or  prospectus  that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that  is  part of the registration statement will, as to a purchaser with a time of contract  of sale prior to such first use, supersede or modify any statement that was made in  the  registration statement or prospectus that was part of the registration statement or  made  in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities  Act may be  permitted   to our  directors,  officers  and  controlling persons  pursuant to the provisions   above,   or  otherwise,   we have been advised that  in  the opinion  of  the   Securities   and  Exchange   Commission  such indemnification is against public policy as expressed in the Securities  Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our  directors, officers,  or controlling  persons in the successful defense of any action, suit or  proceeding,  is asserted by one of our directors,  officers,  or controlling persons in connection with the securities being  registered,  we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit  to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas, Nevada on December 13, 2013.

Halton Universal Brands Inc.

By:	/s/ Elena Shmarihina
Elena Shmarihina
President, Chief Executive Officer (Principal Executive Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ Elena Shmarihina	President, CEO and Director	December 13, 2013
Elena Shmarihina
/s/ Alexander Averchenko	Treasurer, CFO, Principal Accounting Officer, Principal Financial Officer and Director	December 13, 2013
Alexander Averchenko